Exhibit 99.1

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31, 2013	September 28, 2013	December 31, 2012
Net sales	$186,260	$164,585	$167,818
Cost of sales	106,876	94,453	101,357

Gross profit	79,384	70,132	66,461
Selling, general and administrative expenses	37,559	31,746	37,273
Engineering, research and development expenses	15,773	13,947	12,911
Amortization of intangible assets	2,358	2,343	2,335
Contingent consideration fair value adjustment	—	(1,813)	—

Operating income	23,694	23,909	13,942
Other (income) expense, net	(663)	963	(895)

Income before income taxes	24,357	22,946	14,837
Income tax expense	3,816	5,139	3,581

Net income	$20,541	$17,807	$11,256

Basic net income per common share:	$0.15	$0.13	$0.08
Diluted net income per common share:	$0.15	$0.13	$0.08

Weighted average shares outstanding:
Basic	138,615	138,904	137,867
Diluted	139,408	139,482	138,907

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended
	December 31, 2013	December 31, 2012
Net sales	$693,459	$715,903
Cost of sales	399,245	408,520

Gross profit	294,214	307,383
Selling, general and administrative expenses	137,123	147,405
Engineering, research and development expenses	55,320	50,940
Amortization of intangible assets	9,347	9,594
Contingent consideration fair value adjustment	(1,813)	—

Operating income	94,237	99,444
Other income, net	(1,958)	(259)

Income before income taxes and equity in affiliates	96,195	99,703
Income tax expense	21,669	30,881
Equity in net income of affiliates	—	(3)

Net income	$74,526	$68,825

Basic net income per common share:	$0.54	$0.50
Diluted net income per common share:	$0.53	$0.50

Weighted average shares outstanding:
Basic	138,950	137,306
Diluted	139,618	138,412

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$384,426	$330,419
Short-term investments	—	19,995
Accounts receivable, net	101,873	94,016
Inventories	94,074	99,144
Deferred tax assets, deferred tax charges and refundable income taxes	20,844	20,201
Other current assets and assets held for sale	11,088	15,549

Total current assets	612,305	579,324
Property, plant and equipment, net	186,440	157,021
Intangible assets	43,509	47,207
Deferred tax assets – non-current	12,039	17,167
Other assets	21,001	10,825

Total assets	$875,294	$811,544

Accounts payable	38,396	36,341
Accrued liabilities	48,816	51,263
Income tax payable and deferred tax liabilities	10,373	5,659

Total current liabilities	97,585	93,263

Other liabilities	20,866	23,482
Equity	756,843	694,799

Total liabilities and equity	$875,294	$811,544

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Operating activities:
Net income	$20,541	$11,256	$74,526	$68,825
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,656	7,151	29,468	28,013
Amortization	2,358	2,335	9,347	9,594
Stock-based compensation expense	2,069	1,851	7,928	9,881
Deferred tax valuation allowance and other tax items	4,950	12,012	8,232	10,822
Other	(1,582)	198	(716)	1,903
Changes in operating assets and liabilities:
Trade accounts and notes receivable	3,359	14,916	(13,363)	10,626
Inventories	2,114	3,505	(441)	(6,118)
Accounts payable and accrued liabilities	(3,438)	4,737	(4,408)	6,265
Income taxes payable and refundable income taxes	(2,508)	(9,351)	2,731	(9,897)
Other	(810)	(10,269)	(3,902)	(14,752)

Net cash provided by operating activities	34,709	38,341	109,402	115,162

Investing activities:
Acquisition of property and equipment	(11,330)	(10,813)	(60,360)	(49,929)
Acquisition of business, net of cash acquired	—	—	(13,358)	(2,961)
Purchases of short-term investments, net of proceeds from maturities	—	(11,994)	20,000	(19,990)
Other	1	229	6,689	413

Net cash used in investing activities	(11,329)	(22,578)	(47,029)	(72,467)

Financing activities:
Issuance of common stock	1,018	2,742	7,685	7,431
Repurchase and retirement of common stock	(668)	—	(15,494)	(427)
Other	2,789	2,550	3,914	3,886

Net cash provided by (used in) financing activities	3,139	5,292	(3,895)	10,890

Effect of exchange rate changes on cash	(875)	1,534	(4,471)	3,241

Increase in cash and cash equivalents	25,644	22,589	54,007	56,826
Cash and cash equivalents at beginning of period	358,782	307,830	330,419	273,593

Cash and cash equivalents at end of period	$384,426	$330,419	$384,426	$330,419

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
Net sales	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Contamination Control Solutions	$123,665	$105,150	$110,266	$447,410	$461,838
Microenvironments	45,680	42,520	42,684	178,201	182,375
Specialty Materials	16,915	16,915	14,868	67,848	71,690

Total net sales	$186,260	$164,585	$167,818	$693,459	$715,903

	Three Months Ended			Twelve Months Ended
Segment profit	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Contamination Control Solutions	$30,417	$25,044	$22,438	$106,120	116,356
Microenvironments	8,413	8,635	6,401	35,737	37,223
Specialty Materials	970	2,001	1,046	7,087	12,230

Total segment profit	39,800	35,680	29,885	148,944	165,809
Amortization of intangibles	(2,358)	(2,343)	(2,335)	(9,347)	(9,594)
Contingent consideration fair value adjustment	—	1,813	—	1,813	—
Unallocated expenses	(13,748)	(11,241)	(13,608)	(47,173)	(56,771)

Total operating income	$23,694	$23,909	$13,942	$94,237	$99,444

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net sales	$186,260	$164,585	$167,818	$693,459	$715,903

Net income	$20,541	$17,807	$11,256	$74,526	$68,825
Adjustments to net income
Equity in net income of affiliates	—	—	—	—	(3)
Income tax expense	3,816	5,139	3,581	21,669	30,881
Other (income) expense, net	(663)	963	(895)	(1,958)	(259)

GAAP – Operating income	23,694	23,909	13,942	94,237	99,444
Amortization of intangible assets	2,358	2,343	2,335	9,347	9,594
Contingent consideration fair value adjustment	—	(1,813)	—	(1,813)	—
Charge associated with CEO succession and transition plan	—	—	—	—	3,928

Adjusted operating income	26,052	24,439	16,277	101,771	112,966
Depreciation	7,656	7,205	7,151	29,468	28,013

Adjusted EBITDA	$33,708	$31,644	$23,428	$131,239	$140,979

Adjusted operating margin	14.0%	14.8%	9.7%	14.7%	15.8%
Adjusted EBITDA – as a % of net sales	18.1%	19.2%	14.0%	18.9%	19.7%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP net income	$20,541	$17,807	$11,256	$74,526	$68,825
Adjustments to net income:
Amortization of intangible assets	2,358	2,343	2,335	9,347	9,594
Contingent consideration fair value adjustment	—	(1,813)	—	(1,813)	—
Reclassification of cumulative translation adjustment associated with liquidated subsidiaries	48	739	—	787	—
Gain on sale of equity investment	—	—	—	—	(1,522)
Charge associated with CEO succession and transition plan	—	—	—	—	3,928
Tax effect of adjustments to net income attributable to Entegris, Inc.	(850)	(190)	(841)	(2,714)	(4,643)

Non-GAAP net income	$22,097	$18,886	$12,750	$80,133	$76,182

Diluted earnings per common share	$0.15	$0.13	$0.08	$0.53	$0.50
Effect of adjustments to net income	0.01	0.01	0.01	0.04	0.05
Diluted non-GAAP earnings per common share	$0.16	$0.14	$0.09	$0.57	$0.55

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